EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


February 18, 2004


Securities and Exchange Commission
450 West Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

As independent certified public accountants of Direct Response Financial Services, Inc., we hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 15, 2003 in the Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.

                 /s/ Miller and McCollom
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                 MILLER AND MCCOLLOM, CPAs
                 4350 Wadsworth Boulevard, Suite 300
                 Wheat Ridge, Colorado 80033 USA